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                                                                    Exhibit 10.3


                              MANAGEMENT AGREEMENT

         THIS AGREEMENT (this "Agreement") is made as of ______________, 2000, between VENTURE LENDING & LEASING III, INC., a Maryland corporation ("Fund"), on the one hand, and WESTECH INVESTMENT ADVISORS, INC., a California corporation ("Westech Advisors"), and SIGULER GUFF ADVISERS, LLC, a Delaware limited liability company ("Siguler Guff Advisers"), on the other hand. Westech Advisors is sometimes referred to herein as the "Manager"; Siguler Guff Advisers is sometimes referred to herein as the "Adviser to the Manager".

         WHEREAS, the Fund is a newly organized, non-diversified closed-end management investment company that has elected status as a business development company ("BDC") under the Investment Company Act of 1940 ("1940 Act"), whose sole shareholder is Venture Lending & Leasing III, LLC, a California limited liability company (the "LLC");

         WHEREAS, the Manager and the Adviser to the Manager are each investment advisers registered as such under the Investment Advisers Act of 1940 ("Advisers Act"); and

         WHEREAS, the Fund desires to retain the Manager and the Adviser to the Manager to furnish certain investment advisory, portfolio management and administrative services to the Fund, and the Manager and Siguler Guff Advisers are willing to furnish such services;

         NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties as follows:

         1. Appointment. The Fund hereby appoints Westech Advisors as Investment Manager and Siguler Guff Advisers as Adviser to the Manager for the period and on the terms set forth in this Agreement. Westech Advisors and Siguler Guff Advisers each accepts such appointment and agrees to render the services herein set forth, for the compensation herein provided.

         2. Investment Duties. Subject to the supervision of the Fund's Board of Directors ("Board"), the Manager will provide a continuous investment program for the Fund and will determine from time to time what securities and other investments will be purchased, retained or sold by the Fund. Subject to investment policies and guidelines established by the Board, the Manager will identify, evaluate, structure and close the investments to be made by the Fund, arrange debt financing for the Fund, provide portfolio management and servicing of loans or leases held in the Fund's portfolio, and administer the Fund's day-to-day affairs. The Adviser to the Manager will advise the Manager concerning the organization of the Fund, oversight of Fund administration, and shareholder relations.

         3. Administrative Duties. The Manager will administer the affairs of the Fund under the supervision of the Board and subject to the following:

                  (a) The Manager will supervise all aspects of the operations of the Fund, including oversight of transfer agency, custodial and accounting services; provided, however, that nothing contained herein shall be deemed to relieve or deprive the Board of its responsibility for and control of the conduct of the affairs of the Fund.




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                  (b)      The Manager will arrange, but not pay, for the
periodic preparation, updating, filing and dissemination (as required) of the Fund's registration statement under the Securities Exchange Act of 1934, proxy material, tax returns and required reports to the Fund's shareholders and the Securities and Exchange Commission ("SEC") and other appropriate federal or state regulatory authorities.

                  (c) The Manager will oversee the computation of the net asset value and the net income of the Fund in accordance with procedures adopted by the Board.

                  (d) The Manager will maintain or oversee the maintenance of all books and records with respect to the Fund, and will furnish the Board with such periodic and special reports as the Board reasonably may request. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Manager hereby agrees that all records, which it maintains for the Fund, are the property of the Fund, agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act any records, which it maintains for the Fund and which are required to be maintained by Rule 31a-1 under the 1940 Act, and further agrees, upon request by the Fund, to surrender promptly to the Fund any records that it maintains for the Fund.

                  (e) All cash, securities and other assets of the Fund will be maintained in the custody of one or more banks in accordance with the provisions of Section 17(f) of the 1940 Act and the rules thereunder; the authority of the Manager to instruct the Fund's custodian(s) to deliver and receive such cash, securities and other assets on behalf of the Fund will be governed by a custodian agreement between the Fund and each such custodian, and by resolution of the Board.

         4. Further Duties. In all matters relating to the performance of this Agreement, the Manager and Siguler Guff Advisers will act in conformity with the Articles of Incorporation and Bylaws of the Fund and with the instructions and directions of the Board and will comply with the requirements of the 1940 Act, the rules thereunder, and all other applicable federal and state laws and regulations.

         5.       Services Not Exclusive.

                  (a) The services furnished by the Manager and the Adviser to the Manager hereunder are not to be deemed exclusive and the Manager and the Adviser to the Manager, except as otherwise expressly provided in this Section 5, shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. Except as otherwise expressly provided in this Section 5, nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Manager or of the Adviser to the Manager, who may also be a director, officer or employee of the Fund, to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any other business, whether of a similar nature or a dissimilar nature.

                  (b)      Until the Fund has called and invested at least 75%

of the total amounts subscribed for by the investors in the LLC, except as provided below, neither the Manager nor the Adviser to the Manager nor any "Controlled Person" of either will, without the consent of the Fund, sponsor, distribute or act as investment adviser or manager to any pooled investment vehicle other than the Fund, Venture Lending & Leasing, Inc., a Maryland corporation or Venture Lending &



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Leasing II, Inc., a Maryland corporation or act as investment adviser or manager to any client if the investment program of such pooled investment vehicle or client includes, as a primary or major component, the provision of asset-backed financing to venture capital-backed companies. If (i) the LLC elects irrevocably to release the Members from any uncalled portion of their subscription obligations or (ii) the Fund elects irrevocably to release the LLC from any uncalled portion of its capital commitment to the Fund, then the "total amount subscribed for" shall be deemed reduced to reflect such release. The foregoing restriction shall not be deemed to prohibit the Manager, the Adviser to the Manager, or any Controlled Person of either from acting as investment adviser or manager with respect to any existing client of such party as of __________, 2000; provided, however, that, until the 75% investment threshold described above has occurred, such party shall not, without the consent of the Fund, accept from such existing clients any additional investment funds (other than amounts required for follow-on investments to existing investments) beyond the funds invested or committed by such existing clients as of __________, 2000. A "Controlled Person" of the Manager or the Adviser to the Manager as used in this paragraph means any entity (i) 50% or more of whose voting securities are beneficially owned by the Manager or (ii) 50% or more of whose voting securities are controlled by any of the "Key Executives" of the Manager or the Adviser to the Manager. For purposes of this paragraph, the "Key Executives" of the Manager are Ronald W. Swenson and Salvador O. Gutierrez; the "Key Executive" of the Adviser to the Manager is George W. Siguler.

         6.       Expenses.

                  (a) The Fund will pay all expenses (including, without limitation, accounting, legal, printing, clerical, filing and other expenses) incurred by the Fund or either of the Manager or the Adviser to the Manager, or their affiliates on behalf of the Fund in connection with the organization of the Fund and the initial offering of its shares. Except as otherwise expressly provided for in Section 6(b), during the term of this Agreement, the Fund will bear all of its expenses incurred in its operations including, but not be limited to, the following: (i) brokerage and commission expense and other transaction costs incident to the acquisition and dispositions of investments and the creation and perfection of security interests with respect thereto, (ii) federal, state and local taxes and fees, including transfer taxes and filing fees, incurred by or levied upon the Fund, (iii) interest charges and other fees in connection with borrowings, (iv) SEC fees and expenses and any fees and expenses of state securities regulatory authorities, (v) expenses of printing and distributing reports and notices to shareholders, (vi) costs of proxy solicitation, (vii) costs of meetings of shareholders and the Board, (viii) charges and expenses of the Fund's custodian, transfer and dividend disbursing agents, (ix) compensation and expenses of the Fund's directors who are not interested persons of the Fund, the Manager, the Adviser to the Manager or the Placement Agent, and of any of the Fund's officers who are not interested persons of the Manager or the Adviser to the Manager, and expenses of all directors in attending Board or shareholder meetings, (x) legal and auditing expense, including expenses incident to the documentation for, and consummation of, venture lending and leasing transactions and legal actions to enforce the Fund's rights under such loans and leases, (xi) costs of any certificates representing the Shares, (xii) costs of stationery and supplies, (xiii) the costs of membership by the Fund in any trade organizations and (xiv) expenses associated with litigation and other extraordinary or non-recurring expenses.

                  (b) The expenses to be borne by the Manager and the Adviser to the Manager in connection with their duties to the Fund hereunder are limited to the following: (i) all costs and fees



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incident to the selection and investigation of prospective Fund investments, such as travel expenses and professional fees (but excluding legal and accounting fees and other costs incident to the closing, documentation or consummation of such transactions), (ii) the cost of adequate office space for the Fund and all necessary office equipment and services, including telephone service, heat, utilities and similar items and (iii) the cost of providing the Fund with such corporate, administrative and clerical personnel (including officers and directors of the Fund who are interested persons of the Manager or the Adviser to the Manager and are acting in their respective capacities as officers and directors) as the Board reasonably deems necessary or advisable to perform the services required to be performed by the Manager and the Adviser to the Manager under this Agreement.

                  (c) The Fund may pay directly any expenses incurred by it in its normal operations and, if any such payment is consented to by the Manager and acknowledged as otherwise payable by the Manager or the Adviser to the Manager pursuant to this Agreement, the Fund may reduce the fee payable to the Manager and the Adviser to the Manager pursuant to Section 7 hereof by such amount. To the extent that such deductions exceed the fee payable to the Manager and the Adviser to the Manager on any quarterly payment date, such excess shall be carried forward and deducted in the same manner from the fee payable on succeeding quarterly payment dates.

                  (d) The payment or assumption by the Manager or the Adviser to the Manager of any expense of the Fund that the Manager or the Adviser to the Manager is not required by this Agreement to pay or assume shall not obligate the Manager or the Adviser to the Manager to pay or assume the same or any similar expense of the Fund on any subsequent occasion.

         7.       Management Fee.

                  (a) For the services provided and the expenses assumed pursuant to this Agreement, the Fund or its successor trustees will pay, whether before or after dissolution of the Fund, to the Manager and the Adviser to the Manager, together, a management fee ("Management Fee"), computed and paid quarterly for the first two years following the first closing of the initial offering of the Fund's shares, at an annual rate of 2.5% of the amount of the Member Committed Equity Capital (as defined below) (regardless of when or if such committed capital is called) as of the last day of each such fiscal quarter; and computed and paid quarterly for each quarter thereafter, at an annual rate of 2.5% of the Fund's total assets (including amounts derived from borrowed funds) as of the last day of each such fiscal quarter. For purposes of calculating the Management Fee, any capital committed to the LLC at a closing subsequent to the first closing (regardless of when or if such committed capital is called) shall be deemed to have been committed to the LLC as of the first closing. The "Member Committed Equity Capital", as of the end of any fiscal quarter, shall be the aggregate amount of subscription obligations for the purchase of interests in the LLC (including any amounts of such obligations that have been satisfied) as of the end of such fiscal quarter.

                  (b) If this Agreement becomes effective or terminates before the end of any fiscal quarter, the Management Fee for the period from the effective day to the end of the fiscal quarter or from the beginning of such fiscal quarter to the date of termination, as the case may be, shall be prorated according to the proportion which such period bears to the full fiscal quarter in which such effectiveness or termination occurs.



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                  (c)      If (i) the Manager or the Adviser to the Manager,
(ii) an officer, director or employee of the Manager or the Adviser to the Manager, (iii) a company controlling, controlled by or under common control with the Manager or the Adviser to the Manager, or (iv) an officer, director or employee of any such company receives any compensation from a company whose securities are held in the Fund's portfolio in connection with the provision to that company of significant managerial assistance, the compensation due to the Manager and the Adviser to the Manager hereunder shall be reduced by the amount of such fee. If such amounts have not been fully offset at the time of termination of this Agreement, the Manager and the Adviser to the Manager shall pay such excess amounts to the Fund upon termination.

         8. Limitation of Liability of Manager and the Adviser to the Manager. Neither the Manager nor the Adviser to the Manager shall be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates except a loss resulting from willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or from its reckless disregard of its obligations and duties under this Agreement. Any person, even though also an officer, director, employee or agent of the Manager or the Adviser to the Manager, who may be or become an officer, director, employee or agent of the Fund shall be deemed, when rendering services to the Fund or acting with respect to any business of the Fund, to be rendering such service to, or acting solely on behalf of, the Fund and not as an officer, director, employee, or agent or one under the control or direction of the Manager or the Adviser to the Manager even though paid by it.

         9.       Duration and Termination.

                  (a) This Agreement shall become effective upon the date hereabove written provided that this Agreement shall not take effect unless it has first been approved (i) by a vote, of a majority of those directors of the Fund who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by vote of a majority of the Fund's outstanding voting securities.

                  (b) Unless sooner terminated as provided herein, this Agreement shall continue in effect for two years from the above written date. Thereafter, regardless of the dissolution of the Fund, if not terminated, this Agreement shall continue automatically for successive periods of twelve months each, provided that such continuance is specifically approved at least annually
(i) by a vote, of a majority of those directors of the Fund who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Board or by vote of a majority of the outstanding voting securities of the Fund.

                  (c) Notwithstanding the foregoing, this Agreement may be terminated: (i) by vote of the Board or by a vote of a majority of the outstanding voting securities of the Fund at any time, without the payment of any penalty, on sixty days' written notice to the Manager and the Adviser to the Manager or (ii) by the Manager and the Adviser to the Manager at any time, without the payment of any penalty, on sixty days' written notice to the Fund. This Agreement will automatically terminate in the event of its assignment.



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         10.      Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved by vote of a majority of the Fund's outstanding voting securities.

         11. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Maryland, without giving effect to the conflicts of laws principles thereof, and in accordance with the 1940 Act. To the extent that the applicable laws of the State of Maryland conflict with the applicable provisions of the 1940 Act, the latter shall control.

         12. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors. As used in this Agreement, the terms "majority of the outstanding voting securities", "affiliated person", "interested person", "assignment", "broker", "investment adviser", "national securities exchange", "net assets", "security" and "significant managerial assistance" shall have the same meaning as such terms have in the 1940 Act, subject to such exemption as may be granted by the Securities and Exchange Commission by any rule, regulation or order. Where the effect of a requirement of the 1940 Act reflected in any provision of this Agreement is relaxed by a rule, regulation or order of the Securities and Exchange Commission, whether of special or general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

         IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated as of the day and year first above written.

VENTURE LENDING & LEASING III, INC.      WESTECH INVESTMENT ADVISORS, INC.


By:                                      By:
   --------------------------------         ---------------------------------
         Salvador O. Gutierrez,                     Ronald W. Swenson
         President                                  Chief Executive Officer


                                         SIGULER GUFF ADVISERS, LLC


                                         By:
                                            ---------------------------------
                                                    George W. Siguler,
                                                    Managing Director



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